                                                                     Exhibit 3.1
                                                                     -----------



                                STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                            FILED 09:00 AM 03/10/1992
                               920705090 - 2I58107



                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              LEE-CONTINENTAL CORP.

               The original Certificate of Incorporation of Lee-Continental Corp. was filed with the Secretary of State of Delaware on April 19, 1988. This Amended and Restated Certificate of Incorporation not only restates and integrates the original Certificate of Incorporation and all amendments thereto, but also includes amendments adopted by the stockholders of Lee-Continental Corp. on the date hereof. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of Delaware and shall become effective upon filing with the Secretary of State of the State of Delaware.

               FIRST: The name of the corporation is HEALTH O METER PRODUCTS,
INC.

               SECOND: Its registered office in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle and Corporation Service Company is the registered agent at such address.

               THIRD: The nature of the business and the objects and purposes to be transacted, promoted and carried on are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

               FOURTH: The total number of shares of all classes of capital stock which the corporation shall have authority to issue is ten million (10,000,000) shares of common stock (the "Common Stock") with a par value of $0.01 per share.

               Shares of stock of the corporation of any class hereby or hereafter authorized or created may be issued by the corporation from time to time for such consideration, but no less than the par value thereof, permitted by law as may be fixed from time to time by the Board of Directors. Said Board shall have authority as provided by statute to determine that only a part of the consideration which shall be received by the corporation for any of the shares of its stock which it shall issue from time to time shall be capital.

                                   SECTION A



                                  COMMON STOCK

               1. VOTING RIGHTS. Each share of Common Stock shall have one (1) vote and the holders thereof shall have the right to vote (except to the extent otherwise provided by law or this Amended and Restated Certificate of Incorporation) on all matters subject to vote at any meeting of the stockholders of the corporation.

               2. DIVIDENDS AND DISTRIBUTIONS. The holders of Common Stock shall be entitled to receive such dividends as may from time to time be declared by the Board of Directors out of assets legally available therefor.

               3. PURCHASES. Subject to any applicable provisions of this Article Fourth, the corporation may at any time or from time to time purchase or otherwise acquire shares of its Common Stock in any manner now or hereafter permitted by law, publicly or privately, or pursuant to any agreement.

                                    SECTION B

                                  MISCELLANEOUS

               1. PREEMPTIVE RIGHTS. No holder of any share of any class of stock of the corporation shall have any preemptive right to subscribe for or acquire additional shares of stock of any class of the corporation or warrants or options to purchase, or securities convertible into, shares of any class of stock of the corporation.

                                    SECTION C

                                   STOCK SPLIT

               1. STOCK SPLIT. Notwithstanding anything in this Amended and Restated Certificate of Incorporation to the contrary, as of the effective date of this Amended and Restated Certificate of Incorporation, each share of issued and outstanding Common Stock of the corporation shall be automatically converted, without further action, into three (3) shares of the within authorized Common Stock. On such effective date, outstanding certificates representing shares of Common Stock shall thereafter automatically be deemed to represent certificates for the number of shares of Common Stock determined as set forth in the preceding sentence; provided, however, that the holders thereof shall be entitled to present such certificates to the corporation for replacement with certificates reflecting such number of shares of Common Stock.

               FIFTH: The corporation expressly elects not to be governed by
Section 203 of the General Corporation Law of the State of Delaware.

               SIXTH: A. NUMBER, ELECTION AND TERMS OF DIRECTORS. The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the Board of Directors. The Directors of the corporation shall be divided into three classes: Class I, Class II and Class
III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. If the Board of Directors is not evenly divisible by three, the Board of Directors shall determine the number of Directors to be elected to each class. The initial member of Class I shall be Robert W. Miller and he shall hold office for a term to expire at the annual meeting of the stockholders to be held in 1993; the initial members of Class II shall be Lawrence Zalusky and Thomas R. Shepherd and they shall hold office for a term to expire at the annual meeting of the stockholders to be held in 1994; and the initial member of Class III shall be John W. Childs and he shall hold office for a term to expire at the annual meeting of the stockholders to be held in 1995, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election held commencing with the annual election in 1993, the Directors elected to succeed those whose terms expire shall be identified as being of the same class as the Directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the stockholders after their election and until their respective successors are duly elected and qualified. If the number of Directors changes, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class and until his successor is duly elected and qualified.


               B. STOCKHOLDER NOMINATION OF A DIRECTOR CANDIDATE AND INTRODUCTION OF NEW BUSINESS. Advance notice of stockholder nominations for the election of Directors and of new business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in a manner provided by the By-laws of the corporation.


               C. REMOVAL. Any Director may be removed from office as a Director at any time, but only for cause, and only by the affirmative vote of stockholders of record holding not less than fifty-one percent (51%) of the outstanding Common Stock of the corporation given at a meeting of the stockholders called for that purpose.


               SEVENTH: A. SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the stockholders, for any purpose or purposes (except to the extent otherwise provided by law or this Amended and Restated Certificate of Incorporation), may only be called by the Chairman of the Board, the President or a majority of the Board of Directors then in office.


                B. WRITTEN CONSENT BY STOCKHOLDERS WITHOUT A MEETING. Except as otherwise specified in this Amended and Restated Certificate of Incorporation, any corporate action upon which a vote of stockholders is required or permitted under the General Corporation Law of Delaware, this Amended and Restated Certificate of Incorporation or the By-laws of the corporation may be taken without a meeting, without prior notice and without a vote of stockholders, if all stockholders who would have been entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being taken.

               EIGHTH: A. The Board of Directors of the corporation is authorized to adopt, amend or repeal the By-laws of the corporation, subject to applicable law and any applicable provisions in any resolution of the Board of Directors, except that any By-law provision adopted by the stockholders amending the By-laws after their initial adoption may be amended or repealed only by the holders of not less than a majority of the outstanding Common Stock of the corporation; provided, however, that Sections 2.3, 2.9, 2.10, 2.11, 3.2 and 8.1(b) of the By-laws of the corporation may be amended only by the holders of not less than seventy-five percent (75%) of the outstanding Common Stock of the corporation.

               B. Elections of Directors need not be by written ballot unless the By-laws of the corporation shall so provide.

               C. The books of the corporation may be kept at such place within or without the State of Delaware as the By-laws of the corporation may provide or as may be designated from time to time by the Board of Directors of the corporation.

               NINTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

               TENTH: No Director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that this Article TENTH shall not eliminate or limit the liability of a Director: (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware (or the corresponding provision of any successor act or law); or (iv) for any transaction from which the Director derived an improper personal benefit. This Article TENTH shall not eliminate or limit the liability of a Director for any act or omission occurring prior to the date this Article TENTH becomes effective. Neither the amendment nor repeal of this Article TENTH, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article TENTH, shall eliminate or reduce the effect of this Article TENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article TENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

              ELEVENTH: AMENDMENT, REPEAL OF ALTERATION. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the By-laws of the corporation or the fact that a lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the By-laws of the corporation, the affirmative vote of the holders of not less than seventy-five percent (75%) of the combined voting power of the outstanding stock of the corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or to repeal Article SIXTH or Article SEVENTH of this Amended and Restated Certificate of Incorporation.

Furthermore, the corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

               IN WITNESS WHEREOF, the corporation has caused this Amended and Restated Certificate to be signed by its duly authorized officers this 5th day of March, 1992.

Attest:



                                    LEE-CONTINENTAL CORP.



                                       /s/ Francis S. Piotrowski
                                       ----------------------------------
                                       Francis S. Piotrowski, Secretary

                                        /s/ Lawrence Zalusky
                                        ---------------------------------------
                                        Lawrence Zalusky, Chairman of the Board

                                STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                            FILED 09:00 AM 04/27/1995
                               950093320 - 2l58107



                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                         HEALTH O METER PRODUCTS, INC.




                         Pursuant to Section 242 of the
                        Delaware General Corporation Law

               The undersigned, Peter C. McC. Howell, being the Chairman of the Board of Directors, and Kathryn K. Vanderwist, being the Assistant Secretary of Health o meter Products, Inc., a Delaware corporation (the "Corporation"), hereby certify as follows:

               1. The name of the Corporation is Health o meter Products, Inc.

               2. The amendment of the Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

               3. The Certificate of Incorporation of the Corporation is hereby amended by deleting in its entirety the first full sentence of the current Article Fourth and replacing it with the following:

"The total number of shares of all classes of capital stock which the corporation shall have authority to issue is twenty million (20,000,000) shares of Common Stock (the "Common Stock") with a par value of $0.01 per share."

               IN WITNESS WHEREOF, the undersigned, being the duly elected and acting Chairman of the Board of Directors and Assistant Secretary, respectively, have hereunto subscribed their names to this Certificate of Amendment and affirm that the facts stated herein are true under penalties of perjury, this 27th day of April, 1995.



                                /s/ Peter C. McC. Howell
                                ------------------------------------------
                                Peter C. McC. Howell
                                Chairman



                                /s/ Kathryn K. Vanderwist
                                ------------------------------------------
                                Kathryn K. Vanderwist
                                Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          HEALTH O METER PRODUCTS, INC.




                         Pursuant to Section 242 of the
                        Delaware General Corporation Law



                  The undersigned, Thomas F. McKee, being the Secretary of Health o meter Products, Inc., a Delaware corporation, does hereby certify that a meeting of the stockholders of Health o meter Products, Inc. was duly called and held on March 6, 1997, at which meeting an amendment to the Amended and Restated Certificate of Incorporation was duly adopted in accordance with
Section 242 of the Delaware General Corporation Law through the adoption of the following resolution:

                  RESOLVED, that Article FIRST of the Amended and Restated Certificate of Incorporation is amended to read in its entirety as follows:

               "FIRST: The name of the corporation is Signature Brands USA, Inc."

               IN WITNESS WHEREOF, the undersigned hereunto subscribes this Certificate of Amendment and affirms that the facts stated herein are true under penalties of perjury, this 6th day of March, 1997.



                                        /s/ Thomas F. McKee
                                        -------------------
                                        Thomas F. McKee
                                        Secretary